DELOITTE & TOUCHE LLP
                             3900 US Bancorp Tower
                             111 S.W. Fifth Avenue
                          Portland, Oregon 97204-3698



INDEPENDENT AUDITORS' CONSENT


Informedics, Inc.:

We consent to the incorporation by reference in Registration Statements Nos. 33-30243, 33-46474, and 33-85132 on Form S-8 of our report dated December 15, 1996 appearing in or incorporated by reference in this Annual Report on Form 10-KSB of Informedics, Inc. for the year ended October 31, 1996.


/s/ Deloitte & Touche LLP
    Portland, Oregon

January 27, 1997